Exhibit 10.6

ABIOMED, INC.

1988 EMPLOYEE STOCK PURCHASE PLAN

Dated as of March 16, 1988

As Amended and Restated June 22, 1988

As Amended November 21, 1996

As Amended and Restated May 22, 2003

As Amended and Restated September 27, 2004

As Amended June 28, 2012

As Amended and Restated February 5, 2019

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ABIOMED, INC.

1988 EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated as of February 5, 2019

1.Purpose.  The ABIOMED, INC. 1988 Employee Stock Purchase Plan (hereinafter the “Plan”) is intended to provide a method whereby employees of ABIOMED, INC. (the “Company”) and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s Common Stock.  It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.Eligible Employees.

(a)All employees of the Company or any of its participating subsidiaries who have completed three months of employment with the Company or any of its subsidiaries on or before the first day of the applicable Payment Period (as defined below) shall be eligible to receive options under this Plan to purchase the company’s Common Stock (except employees in countries whose laws make participation impractical).  In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or a subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code.  For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

(b)For the purpose of this Plan, the term employee means any person who renders services to the Company or any of its participating subsidiaries as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or any of its participating subsidiaries that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual's right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).  The term employee shall not include an employee whose customary employment is twenty (20) hours or less per week or is for not more than five (5) months in any calendar year, or who is classified as an intern or co-op employee.

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3.Stock Subject to the Plan.  The stock subject to the options granted hereunder shall be Common Stock, $.01 par value (the “Common Stock”), of the Company, which may consist of shares of authorized but unissued shares, or shares purchased by an independent trustee in the open market.  The aggregate number of shares which may either be so issued or purchased on the open market and purchased by eligible employees pursuant to the Plan is 850,000 shares.  The aforesaid limitation is subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

4.Payment Periods and Stock Options.

(a)The six-month periods April 1 to September 30 and October 1 to March 31 are Payment Periods during which payroll deductions will be accumulated under the Plan, unless otherwise determined by the Committee (as defined herein), in its discretion.  Each Payment Period includes only regular pay days falling within it.

(b)Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period at the Exercise Price, as hereinafter provided, that number of full shares of the Common Stock of the Company reserved for the purpose under the Plan as is provided in the next sentence; provided and on the condition that such employee remains eligible to participate in the Plan throughout such Payment Period.  The number of full shares on which the employee shall receive an option for each Payment Period shall be that number of shares as his accumulated payroll deductions on the last day of such Payment Period will pay for at the Exercise Price, but not more 12,500 shares of Common Stock (subject to any adjustment pursuant to Section 24).  The Exercise Price for each Payment Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Company’s Common Stock on the first business day of the Payment Period, or (ii) eighty-five percent (85%) of the fair market value of the Company’s Common Stock on the last business day of the Payment Period, in either case rounded up to avoid fractional shares.

(c)In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through stock split-up, reclassification, stock dividend, change in par value or the like, an appropriate adjustment shall be made in the number of shares and Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Exercise Price per share, or by a proportionate decrease in the number of shares, and a proportionate increase in the Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his accumulated payroll deductions on such date will pay for at the adjusted Exercise Price.

(d)For purposes of this Plan the term “fair market value” means the closing price of the Common Stock of the Company on the NASDAQ Stock Market.

(e)For purposes of this Plan, the term “business day” as used herein means a day on which there is trading on the NASDAQ Stock Market or such other national securities exchange as shall be designated by the Board of Directors pursuant to the preceding paragraph.

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(f)No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.  The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5.Exercise of Option.  Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose as his accumulated payroll deductions on such date will pay for at such Exercise Price.  Except as provided for in Section 13(c), if a participant is not an employee on the last business day of and throughout a Payment Period, he shall not-be entitled to exercise his option.  All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the last business day of the Payment Period during which such options were issued.

6.Authorization for Entering Plan.

(a)An eligible employee may enter the Plan by filling out, signing and delivering to the Committee (as hereinafter defined) an Authorization stating the amounts to be deducted regularly from his pay. Such Authorization may only be effective as of the Payment Period next succeeding the date on which it is filed, and must be received by the Committee at least ten (10) business days before the beginning date of such Payment Period.

(b)The Company will accumulate and hold for the employee’s account the amounts deducted from his pay.  No interest will be paid thereon.  Participating employees may not make any separate cash payments into their account.

(c)Unless an employee files a new Authorization or withdraws from the Plan, his deductions and purchases under the Authorization he has on file under the Plan will continue as long as the Plan remains in effect.  An employee may increase or decrease the amount of his payroll deductions as provided by Section 9 hereof, by filling out, signing and delivering to the Committee a new Authorization.  Such new Authorization must be received by the Committee at least ten (10) business days before the beginning date of the next succeeding Payment Period.

7.Maximum Amount and Conversion of Payroll Deductions.

(a)An employee may authorize payroll deductions in an amount equal to at least 1% but not more than 10% (or other such maximum percentage as the Committee may establish from time to time) of his base salary, regular wages and commissions; provided, however, that the percentage shall be reduced as necessary to meet the requirements of Section 4(f) hereof.

(b)Payroll deductions made in any currency other than U.S. dollars will be converted to U.S. dollars on or prior to the last business day of a Payment Period using the prevailing exchange rate in effect at the time such conversion is performed, as determined by the Committee.

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8.Unused Payroll Deductions.  Only full shares of Common Stock may be purchased.  Any balance remaining in an employee’s account after a purchase will be reported to the employee and will be carried forward to the next Payment Period.  However, in no event will the amount of the unused payroll deductions carried forward from a Payroll Period exceed the Exercise Price per share for that Payment Period.  If for any Payment Period the amount of unused payroll deductions should exceed the Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9.Change in Payroll Deductions.  Deductions may be decreased, but not increased, once in a Payment Period.  A new Authorization will be required, and must be received by the Committee at least four (4) business days prior to the payroll period in which such change in deductions will take effect.  New authorizations received by the Committee after such date will take effect in the next succeeding payroll period.

10.Withdrawal from the Plan.

(a)An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his account under the Plan at any time prior to the last business day of each Payment Period by delivering a Withdrawal Notice to the Committee, in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase stock under the Plan.

(b)An employee who withdraws from the Plan shall be treated as an employee who has never entered the Plan; the employee’s rights under the Plan will be terminated and no further payroll deductions will be made.  To reenter, such an employee must file a new Authorization at least ten (10) business days before the beginning date of the next Payment Period which cannot, however, become effective before the beginning of the next Payment Period following his withdrawal.

11.Issuance of Stock.  As soon as reasonably practicable after each Payment Period, the Company will arrange the delivery to employees of the Common Stock purchased upon exercise of his option in a form determined by the Committee (in its sole discretion) and pursuant to rules established by the Committee. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No employee will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the employee as provided in this Section 11.

12.No Transfer or Assignment of Employee’s Rights.  An employee’s rights under the Plan are his alone and may not be transferred or assigned to, or availed of by, any other person (other than by will or the laws of descent).  Any option granted to an employee may be exercised only by him.

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13.Termination of Employee’s Rights.

(a)Except as set forth in the last paragraph of this Section 13, an employee’s rights under the Plan will terminate when he ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, or for any other reason.  A Withdrawal Notice will be considered as having been received from the employee on the day his employment ceases, and all payroll deductions not used to purchase stock will be refunded.

(b)If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him on the day the interruption occurs.

(c)Upon termination of the participating employee’s employment because of his death, his beneficiary (as defined in Section 14) shall have the right to elect, by written notice given to the Committee prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, but not later than the last date of the Payment Period, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the last day of the Payment Period next following the date of the employee’s death for the purchase of that number of full shares of Common stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Exercise Price, and any excess in such account (in lieu of fractional shares) will be returned to said beneficiary.  In the event that no such written notice of election shall be duly received by the Committee, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.

14.Designation of Beneficiary.  A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his death.  Such designation of beneficiary may be changed by the employee at any time by written notice.  Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary.  In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Company may designate.  No beneficiary shall, prior to the death of the employee by whom he has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

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15.Termination and Amendments to Plan.

(a)The Plan may be terminated at any time and for any reason by the Company’s Board of Directors.  If the Plan is terminated, the Committee may elect to terminate all outstanding Payment Periods either immediately or once shares of Common Stock have been purchased on the last day of the Payment Period (or, in the discretion of the Committee, on an earlier date) or permit Payment Periods to expire in accordance with their terms. If at any time shares of Common Stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participating employees in proportion to their options.  Upon termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded to employees as soon as administratively practicable.

(b)The Board of Directors also reserves the right to amend the Plan from time to time in any respect; provided, however, that if necessary to maintain the qualification of the Plan under Section 423 of the Code, such amendment shall be subject to the approval of the stockholders of the class A Common Stock and the Common Stock shall vote as a single class in accordance with the Company’s Certificate of Incorporation. Except to the extent that the affirmative vote of a majority of all votes entitled to be cast may be required by the Code, the affirmative vote of a majority of the votes actually cast shall be sufficient for approval.  The Board of Directors may submit any amendment to stockholders if it determines appropriate in order to qualify the Plan under Rule 16b-3 under the Securities Exchange Act of 1934.

16.Limitations of Sale of Stock Purchased Under The Plan.

(a)The Plan is intended to provide eligible employees an opportunity to acquire the Company’s Common Stock for investment.  The Company does not intend to restrict or influence any employee with respect to the resale of the Common Stock purchased under the Plan, and an employee may sell Common Stock purchased under the Plan at any time, subject to such restrictions as may be required by applicable securities laws and the Company’s insider trading policy.

(b)Notwithstanding paragraph (a), because of  certain Federal tax requirements,  each employee, by entering the Plan, will agree promptly to give the Company notice of any Common Stock disposed of within two years after the date of the last day of the Payment Period during which the Common Stock was purchased, showing the number of such shares disposed of.  The employee assumes the risk of any market fluctuations in the price of such Common Stock.

17.Company’s Payment of Expenses Related to Plan.  The Company will bear all costs of administering and carrying out the Plan, other than any brokerage commissions incurred by participating employees.

18.Participating Subsidiaries.  The term “participating subsidiaries” shall mean any subsidiary of the Company which is designated by the Board of Directors to participate in the Plan.  The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

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19.Administration of the Plan.

(a)The Plan shall be administered by the Compensation Committee appointed by the Board of Directors of the Company (the “Committee”).  The Board of Directors may from time to time remove members from, or add members to, the Committee.  Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.  The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.  Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(b)The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors.  The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.  No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.  No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

(c)The Committee may delegate to an appropriate department of the Company or to any third party responsibility for any ministerial actions, including the day to day administration of the Plan.

20.Optionees Not Stockholders.  Neither the granting of an option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to him.

21.Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

22.Governmental Regulation.  The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.  In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.Transferability.  Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee.  Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

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24.Effect of Changes of Common Stock.  If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25.Merger or Consolidation.  If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (a) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (b) entitle each participating employee to receive on the last day of the Payment Period upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Section 25 shall thereafter be applicable, as nearly as reasonably possible.  A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26.Withholding of Additional Federal Income Tax.  The Company, in accordance with Section 3402(a) of the Code, and the Regulations and Rulings promulgated thereunder, will withhold from the wages of participating employees, in all payroll periods following and in the same calendar year as the date on which compensation is deemed received by the employee, additional income taxes in respect of the amount that is considered compensation includable in the employee’s gross income.

27.Equal Rights and Privileges.  Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all employees who are granted options under the Plan shall have the same rights and privileges.

28.No Right to Continued Service.  Neither the Plan nor any compensation paid hereunder will confer on any employee the right to continue as an employee or in any other capacity.

29.Successors and Assigns.  The Plan shall be binding on the Company and its successors and assigns.

30.Entire Plan.  This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

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31.Applicable Law.  The laws of the Commonwealth of Massachusetts shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state's conflict of law rules.

32.Severability.  If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

33.Headings.  The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

34.Effective Date: Approval of Stockholders.

(a)The Plan shall be effective as of the date that it is adopted by the Board of Directors.  The Plan shall be submitted to the stockholders for their approval, which approval is intended to occur within twelve months after the date the Plan is adopted by the Board of Directors.

(b)The Plan was adopted by the Board of Directors on March 16, 1988 and was subsequently amended on June 22, 1988, November 21, 1996, May 22, 2003, September 27, 2004, June 28, 2012 and February 5, 2019.

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